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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 or 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                       DATE OF REPORT - December 13, 2000
                        (Date of Earliest Event Reported)


                                   WICKES INC.
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             (Exact name of registrant as specified in its charter)


                           Commission File No. 0-22468


              Delaware                                    36-3554758
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      (State of Incorporation)                         (I.R.S. Employer
                                                       Identification No.)


706 North Deerpath Drive, Vernon Hills, Illinois            60061
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(Address of principal executive offices)                 (Zip Code)



Registrant's telephone number, including area code:  (847)  367-3400





NY2:\993167\01\80948.0010
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Item 5.  Other Events

                  On December 13, 2000, the Registrant issued a press release announcing that it has entered into an amended and restated senior credit facility with Fleet Retail Finance Inc. as administrative agent and Bank of America N.A. as documentation agent. The amended and restated senior credit facility increases the Registrant's ability to borrow thereunder by approximately $48 million. The majority of the increase in borrowing capacity will be used to complete the Registrant's previously announced and pending tender offer (the "Tender Offer") for its 11 5/8% Senior Subordinated Notes due 2003 (the "Notes). The Registrant also announced that it has waived the condition to its Tender Offer requiring receipt by the Registrant of consents from holders of Notes representing a majority in aggregate principle amount of the outstanding Notes not owned by the Registrant or its affiliates.

                  A copy of the press release is attached hereto as an exhibit and is incorporated herein by reference.



Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

          (c)  Exhibits.

          See Exhibit Index located on the page immediately following the signature page.





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                                   SIGNATURES


                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                    WICKES INC.



Date:  December 14, 2000            By:/s/ James A. Hopwood
                                       -------------------------------
                                       James A. Hopwood
                                       Vice President Finance,
                                       Treasurer







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                                  Exhibit Index


Exhibit No.        Description

99                 Press Release Issued by Wickes Inc. on December 13, 2000










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